EXHIBIT 99.1

Cemtrex, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 15, 2019 Cemtrex, Inc. (the “Company”) and Finvest GmbH i.G., Dennis Wenz, and Laura Wenz closed on a Share Purchase and Transfer Agreement (the “Purchase Agreement”) for all outstanding shares of its subsidiaries ROB Cemtrex GmbH, ROB Systems Srl, ROB Cemtrex Assets UG, ROB Cemtrex Logistics GmbH (the “Disposition”), which were consolidated into the Company’s Condensed Consolidated Balance Sheet as of June 30, 2019, as filed with the SEC on August 19, 2019.

On August 15, 2019, the Company completed the Disposition for total consideration of €6,367,199, ($7,061,224 based on the exchange rate on the date of Disposition). The Company received cash of €2,500,100, ($2,772,611 based on the exchange rate on the date of Disposition), A note payable in the amount of €1,500,000, ($1,663,500 based on the exchange rate on the date of Disposition), this note bears interest of 3% and is due one year form the date of disposition, A note payable in the amount of €1,350,000, ($1,497,150 based on the exchange rate on the date of Disposition), this note bears interest of 3% and is due two years form the date of disposition, and the payment of certain liabilities held by the disposed subsidiaries of €1,017,099 ($1,127,963 based on the exchange rate on the date of Disposition). The Disposition constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2019, gives effect to the Disposition as if the transaction occurred on June 30, 2019. The accompanying unaudited condensed consolidated statements of income for year ended September 30, 2018 and for the nine months ended June 30, 2019, give effect to the Disposition as if the transaction had occurred on October 1, 2017. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the Company’s historical audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2019, and Quarterly Report on Form 10-Q as of and for the nine months ended June 30, 2019.

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Cemtrex, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

(unaudited)

	June 30, 2019
	Historical	Pro Forma
	Results	Adjustments		Pro Forma
Assets	(a)	(d)		Results
Current assets
Cash and equivalents	$1,572,825	$2,427,630	(e)	$4,000,455
Short-term investments	13,692			13,692
Restricted Cash	873,293			873,293
Accounts receivable, net	16,127,399	(5,434,894)		10,692,505
Trade receivables - related party	266,124			266,124
Inventory, net	15,731,128	(9,676,746)		6,054,382
Notes receivable - short-term	-	1,663,500	(f)	1,663,500
Prepaid expenses and other current assets	4,480,826	(37,285)		4,443,541
Total current assets	39,065,287	(11,057,795)		28,007,492

Property and equipment, net	24,408,648	(7,036,945)		17,371,703
Goodwill	6,220,811			6,220,811
Notes receivable - long-term	-	1,497,150	(f)	1,497,150
Other assets	4,584,547	(11,389)		4,573,158
Total Assets	$74,279,293	$(16,608,979)		$57,670,314

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	$9,887,828	$(4,105,676)		$5,782,152
Accounts payable to related party	155,600			155,600
Short-term liabilities	14,008,278	(5,293,160)		8,715,118
Deposits from customers	60,009			60,009
Accrued expenses	4,313,371	(976,722)		3,336,649
Deferred revenue	1,424,832			1,424,832
Accrued income taxes	593,097	(381,435)		211,662
Total current liabilities	30,443,015	(10,756,993)		19,686,022

Long-term liabilities
Loans payable to bank, net of current portion	3,165,954	(1,139,355)		2,026,599
Long-term capital lease, net of current portion	25,269			25,269
Notes payable, net of current portion	2,591,616			2,591,616
Mortgage payable, net of current portion	3,266,859	(3,266,859)		-
Other long-term liabilities	1,211,907			1,211,907
Deferred tax liabilities	1,194,272	(15,945)		1,178,327
Deferred Revenue - long-term	489,062			489,062
Total long-term liabilities	11,944,939	(4,422,159)		7,522,780
Total liabilities	42,387,954	(15,179,152)		27,208,802
Total shareholders’ equity	31,432,805	(1,429,827	)(h)	30,002,978
Non-controlling interest of Vicon	458,534			458,534
Total liabilities and shareholders’ equity	$74,279,293	$(16,608,979)		$57,670,314

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Cemtrex, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss)

(Unaudited)

	For the nine months ended June 30, 2019
	Historical	Pro Forma		Pro Forma
	Results	Adjustments		Results
	(a)	(c)
Revenues	63,344,091	(33,130,143)		30,213,948
Cost of revenues	38,328,001	(19,550,338)		18,777,663
Gross profit	25,016,090	(13,579,805)		11,436,285
Operating expenses:
General and administrative	28,941,719	(13,649,508)		15,292,211
Research and development	1,136,981	-		1,136,981
Total operating expenses	30,078,700	(13,649,508)		16,429,192
Operating income/(loss)	(5,062,610)	69,703		(4,992,907)
Other Income (expense)	342,891	(158,550	)(g)	184,341
Interest Expense	(3,185,942)	229,942		(2,956,000)
Net income (loss) before income taxes and equity interest	(7,905,661)	141,095		(7,764,566)
Income tax (expense)/benefit	1,843,157	111,094	(i)	1,954,251
Earnings/(loss) in equity interests	(342,776)	-		(342,776)
Net income (loss) before non-controlling interest	(6,405,280)	252,189		(6,153,091)
Less net income/(loss) noncontrolling interest of Vicon	(319,493)	-		(319,493)
Net income (loss)	(6,085,787)	252,189		(5,833,598)
Preferred dividends paid	1,965,500	-		1,965,500
Net income/(loss) available to common shareholders	(8,051,287)	252,189		(7,799,098)
Foreign currency translation gain/(loss)	(1,198,688)	1,552,469		353,781
Comprehensive income/(loss) available to common shareholders	$(9,249,975)	$1,804,658		$(7,445,317)

Income/(loss) Per Common Share-Basic	$(3.86)			$(3.57)
Income/(loss) Per Common Share-Diluted	$(3.86)			$(3.57)

Weighted Average Number of Common Shares-Basic	2,087,195			2,087,195
Weighted Average Number of Common Shares-Diluted	2,087,195			2,087,195

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Cemtrex, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss)

(Unaudited)

	For the year ended September 30, 2018
	Historical	Pro Forma		Pro Forma
	Results	Adjustments		Results
	(b)	(c)
Revenues	89,936,519	(52,530,983)		37,405,536
Cost of revenues	58,551,262	(32,387,040)		26,164,222
Gross profit	31,385,257	(20,143,943)		11,241,314
Operating expenses:
General and administrative	36,727,240	(19,909,931)		16,817,309
Research and development	5,558,682	-		5,558,682
Total operating expenses	42,285,922	(19,909,931)		22,375,991
Operating income/(loss)	(10,900,665)	(234,012)		(11,134,677)
Other Income (expense)	1,523,441	(936,621	)(g)	586,820
Interest Expense	(1,248,394)	436,450		(811,944)
Net income (loss) before income taxes and equity interest	(10,625,618)	(734,183)		(11,359,801)
Income tax (expense)/benefit	2,599,868	(261,804	)(i)	2,338,064
Earnings/(loss) in equity interests	(1,214,659)	-		(1,214,659)
Net income (loss)	(9,240,409)	(472,379)		(9,712,788)
Preferred dividends paid	915,080	-		915,080
Net income/(loss) available to common shareholders	(10,155,489)	(472,379)		(10,627,868)
Foreign currency translation gain/(loss)	(349,805)	651,066		301,261
Comprehensive income/(loss) available to common shareholders	$(10,505,294)	$178,687		$(10,326,607)

Income/(loss) Per Common Share-Basic	$(7.48)			$(7.35)
Income/(loss) Per Common Share-Diluted	$(7.48)			$(7.35)

Weighted Average Number of Common Shares-Basic	1,404,533			1,404,533
Weighted Average Number of Common Shares-Diluted	1,404,533			1,404,533

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(unaudited)

(a)	Reflects the Company’s condensed consolidated balance sheet and statement of income as of and for the nine months ended June 30, 2019, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 19, 2019.

(b)	Reflects the Company’s consolidated statement of income for the year ended September 30, 2018, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on January 11, 2019. Note that all share and per share data have been adjusted to reflect the 8:1 reverse stock split that occurred in June 2019

(c)	Represents the elimination of revenues and expenses associated with the ROB Cemtrex businesses for the nine months ended June 30, 2019 and for the year ended September 30, 2018.

(d)	Represents the elimination of the assets and liabilities associated with the ROB Cemtrex businesses as of June 30, 2019.

(e)	Represents the estimated cash received by the Company, net of closing costs and working capital adjustments, as if the Disposition occurred on June 30, 2019.

(f)	Represents a short-term note receivable of €1,500,000 ($1,663,500 based on the exchange rate on the Disposition date) and a long-term note receivable of €1,350,000 ($1,497,150 based on the exchange rate on the Disposition date).

(g)	Represents the net of other income/(expense) eliminated in the proforma adjustments and interest recognized on the short-term note payable for the nine months ended June 30, 2019 and for the year ended September 30, 2018 if the Disposition had occurred on October 1, 2017.

(h)	Represents the estimated loss on sale, net of closing costs and working capital adjustments, as if the Disposition occurred on June 30, 2019. It should be noted that the estimated loss on sale, based on the June 30, 2019 balance sheet, may be different from the gain that will be recognized during the year ended September 30, 2019.

As the gain is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

(i)	Reflects the tax effect of pro forma adjustments using the statutory tax rate in ROB Cemtrex’s respective jurisdictions for the nine months ended June 30, 2019 and the year ended September 30, 2018.

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